As filed with the Securities and Exchange Commission on June 18, 2026

Registration No. 333-289830

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

Registration Statement Under

The Securities Act of 1933

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	27-3911608
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employee Identification No.)

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(303) 993-5271

(Address, including zip code and telephone number, including area code, of registrant’s principle executive offices)

David Namdar

Chief Executive Officer

CEA Industries Inc.

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Allison C. Handy

Perkins Coie LLP

1301 Second Avenue Suite 4200

Seattle, WA 98101

Telephone: (206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

If the only securities registered on this Form are to be offered pursuant to dividend or interest reinvestment plan, please check the following box: ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller Reporting Company	☒
						Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-289830) (“Post-Effective Amendment No. 1”) of CEA Industries Inc. (the “Company”) is being filed because the Company will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 10-K for the fiscal year ended April 30, 2026. Certain information regarding the securities being offered pursuant to the accompanying prospectus contained herein was dated as of August 25, 2025, which was the measurement date used in the initial filing of the Registration Statement. This Post-Effective Amendment No. 1 includes disclosure required for a registrant other than a well-known seasoned issuer and makes certain other amendments.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus.

PROSPECTUS

CEA INDUSTRIES INC.

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may offer and sell from time to time up to $1,000,000,000 of shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common stock and public warrants are traded on the NASDAQ Capital Market (“Nasdaq”) under the symbols “BNC,” “BNCWW” and “BNCWZ,” respectively. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2026.

TABLE OF CONTENTS

Prospectus

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time up to $1,000,000,000 of shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this shelf registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be found on the SEC’s website at www.sec.gov.

You should rely only on the information provided in the registration statement, this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the applicable prospectus supplement. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution” beginning on page 28 of this prospectus.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry and our business. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.

Unless the context requires otherwise, in this prospectus, the terms “CEA Industries,” “the Company,” “we,” “us” and “our” refer to CEA Industries Inc. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus and any applicable prospectus supplement.

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found on our website at https://www.ceaindustries.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain forward-looking statements within the meaning of U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “estimate,” “anticipate,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus or incorporated by reference herein. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus and information incorporated by reference in this prospectus, including the matters set forth under “Risk Factors” and the financial statements and related notes, including our Annual Report on Form 10-K, our Transition Report on Form 10-KT, our Quarterly Reports on Form 10-Q, and in our other reports filed from time to time with the SEC.

Overview

The Company is the largest publicly-traded digital asset treasury (“DAT”) focused exclusively on BNB, the native token of the BNB Chain ecosystem (“BNB Chain”). We seek to continue to build and manage the largest corporate treasury of BNB to provide institutional-grade exposure to BNB Chain and to generate income on our eligible BNB holdings through active treasury management, derivatives, or through new tokens or coins distributed by projects to a wide range of individuals in the crypto community. We may also generate returns through additional digital asset-related activities such as validation and staking services, lending, and other decentralized finance protocols in the future.

Our strategy is built around a simple thesis: BNB is a scarce, utility-driven digital asset that serves as a core economic asset within one of the most active, and growing, blockchain ecosystems in the world. We seek to provide public equity market investors with exposure to BNB through a Nasdaq-listed, SEC-reporting company that combines direct BNB ownership, public company governance, audited financial reporting, treasury controls, custody infrastructure, and capital markets access. We view BNB as a strategic treasury asset and intend to continue evaluating opportunities to acquire additional digital assets as part of its capital allocation strategy.

We believe our platform is differentiated from direct token ownership, private digital asset vehicles, exchange-traded products, and operating companies that hold digital assets as part of a diversified treasury strategy. Our objective is not merely to hold BNB passively, but to build the leading public company platform for BNB ownership, treasury management, and participation in the BNB ecosystem.

We acquired Fat Panda Ltd. and related entities on June 6, 2025 and continue to operate its core retail nicotine vape operations in Canada.

Private Placement Offering

On July 28, 2025, the Company entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “PIPE Offering”) (i) an aggregate of 41,754,478 shares of Common Stock, at an offering price of $10.10 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 7,750,510 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $10.09999 per Pre-Funded Warrant, and (iii) stapled warrants (the “Stapled Warrants”) to purchase an aggregate of 49,504,988 shares of Common Stock (the “Stapled Warrant Shares”) at an exercise price of $15.15 per Stapled Warrant. In the PIPE Offering, the Purchasers tendered U.S. dollars to the Company as consideration for the Common Stock, Stapled Warrants and Pre-Funded Warrants. The Company closed the PIPE Offering on August 5, 2025.

In connection with entering into the Securities Purchase Agreements, on July 28, 2025, the Company and the Purchasers entered into a Registration Rights Agreement, pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission, within 30 days of the closing of the PIPE Offering registering the resale of the Common Stock sold in the PIPE Offering, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares, and certain securities to be issued to the Company’s strategic advisor.

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On August 5, 2025, the Company announced in a press release that it had closed the PIPE Offering as of August 5, 2025 to support the implementation of its BNB-focused treasury strategy (the “DAT Strategy”). The PIPE Offering delivered $500,000,000 in gross proceeds plus up to an additional $750,000,000 that may be received from the exercise of the Pre-Funded Warrants and Stapled Warrants.

Asset Management Agreement

In connection with the PIPE Offering, on August 5, 2025, the Company entered into an asset management agreement (the “Asset Management Agreement”) with 10X Capital Partners LLC (the “Asset Manager”) pursuant to which the Company appointed the Asset Manager to provide asset management and related services with respect to the Company’s digital assets in accordance with the DAT Strategy. The DAT Strategy is primarily focused on BNB and BNB equivalents, primarily within the BNB ecosystem.

The assets subject to the Asset Management Agreement consist of the net proceeds from the PIPE Offering as well as any other cash or digital assets the Company designated as part of its DAT and are held in cryptocurrency wallets, with custody maintained by a custodian acceptable to the Strategic Committee of the Company’s board of directors.

On May 22, 2026, the Company filed a complaint against the Asset Manager in the United States District Court for the District of Delaware regarding the Asset Management Agreement. The complaint seeks a declaration that the Asset Management Agreement is void from inception as unconscionable and orders all fees paid by the Company to the Asset Manager under the Asset Management Agreement since inception be returned to the Company. Alternatively, the complaint seeks a declaration that a liquidated damages clause in the Asset Management Agreement, which would accelerate nearly 20 years of future fees upon termination, is an unenforceable penalty.

Prior to the Company’s complaint, the Asset Manager was compensated according to a management fee schedule set forth in the Asset Management Agreement and was also entitled to a one-time issuance of warrants to purchase shares of Common Stock equal to 2% of the aggregate number of shares and certain Pre-Funded Warrants issued in the PIPE Offering. The Company was responsible for all reasonable and documented expenses related to the operation of the DAT Strategy, including custodial, banking, brokerage, transaction, and other related fees. The Asset Manager does not provide advice regarding securities, and the arrangement is structured to avoid the inclusion of securities as defined under the Investment Advisers Act of 1940.

The Asset Management Agreement has a term of twenty years. Under the terms of the Asset Management Agreement, for which the Company has sought relief as an unenforceable penalty, the Company is required to pay the Asset Manager all fees and other compensation that would have accrued through the end of the term as liquidated damages, paid monthly, if the Company terminates the Asset Management Agreement prior to the end of the term, or if the Asset Manager terminates due to a material breach by the Company. The Asset Manager may terminate the agreement at any time for any reason with at least 120 days’ prior written notice.

The Asset Manager is not authorized to act as custodian of the Company’s assets, nor to take possession or title to any assets. The Asset Manager may provide similar services to other clients, and the Asset Manager or its affiliates may engage in transactions for their own accounts. The Asset Management Agreement contains customary representations, warranties, confidentiality, indemnification and limitation of liability provisions, and is governed by the laws of the State of Delaware.

Strategic Advisor Agreements

On August 5, 2025, the Company entered into two Strategic Advisor Agreements (the “Strategic Advisor Agreements”) with each of 10X BNB Cayman Sponsor and YZi Management Labs Ltd. (the “Strategic Advisors”) pursuant to which the Company engaged the Strategic Advisors to provide strategic advice and guidance relating to the Company’s business, operations, growth initiatives and industry trends in the crypto technology sector for an initial term of six months, which may be extended by mutual written agreement of the Company and the Strategic Advisors. Either the Company or the Strategic Advisors may terminate the Strategic Advisor Agreements upon 90 days’ prior written notice or for cause, as such term is defined in the Strategic Advisor Agreements. Pursuant to the terms of the Strategic Advisor Agreements, the Company issued to the Strategic Advisors warrants (the “Strategic Advisor Warrants”) to purchase an aggregate of 5,940,598 shares of common stock. The exercise price per share of the Strategic Advisor Warrants is equal to the par value of the common stock. The Strategic Advisor Warrants are exercisable, in whole or in part, at any time and from time to time, for a period of seven years from the date of issuance. The Strategic Advisor Agreements also contain customary representations and warranties, confidentiality provisions and limitations on liability.

Corporate Information

Our principal executive offices are located at 385 South Pierce Avenue, Suite C, Louisville, Colorado 80027, and our telephone number is (303) 993-5271. Our corporate website address is https://www.ceaindustries.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our common stock involves risks. Before purchasing any shares of our common stock, you should carefully consider the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025, “Risk Factors” under Item 1A in our Quarterly Reports on Form 10-Q for the quarterly periods ended July 31, 2025, October 31, 2025, and January 31, 2026, as well as any amendment, supplement or update to the risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus, and all of the other information contained in this prospectus and incorporated by reference into this prospectus and in any related free writing prospectus that we have authorized for use in connection with this offering. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Related to an Investment in our Common Stock

The price of our common stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. Since May 1, 2025, our common stock has traded at prices as low as $1.83 per share and as high as $82.88 per share. This volatility may affect the price at which you could sell the shares of our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of common stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

Management will have broad discretion as to the allocation of the net proceeds from the sale of any securities offered by this prospectus, and we may not use the net proceeds effectively.

Our management will have broad discretion in the use of the net proceeds we receive from any offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner you may deem appropriate. You must rely on the judgment of our management regarding the use of the net proceeds of any such offering. Because of the number and variability of factors that will determine our use of the net proceeds, their ultimate use may vary substantially from their currently intended use. In addition, our management could use the proceeds in ways that do not improve our business or results of operations or enhance the value of our common stock, which could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share of our common stock in this offering. We may sell shares of our common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in previous offerings, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible into or exchangeable for our common stock, in future transactions may be higher or lower than the price per share paid by investors in prior offerings.

In addition, any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of our common stock, or the perception that those shares may be sold, will have on the market price of our common stock.

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The sale or availability for sale of a substantial number of shares of our common stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our common stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our common stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our common stock.

We do not expect to pay dividends in the foreseeable future.

In the past, we have not paid dividends on our common stock. We do not currently intend to pay dividends on our common stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock may be your sole source of gain for the foreseeable future.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our common stock, the price of our common stock and trading volume could decline.

The trading market for our common stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our common stock or change their opinion of our common stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We are party to the Asset Management Agreement which contains terms that are materially adverse to our stockholders, and we may be unable to reform or terminate the Asset Management Agreement without incurring substantial costs despite pending litigation against the Asset Manager.

We are party to the Asset Management Agreement with the Asset Manager, pursuant to which the Asset Manager provides asset management and related services with respect to our digital assets in exchange for a management fee equal to 1.75% of our treasury asset net asset value, subject to certain adjustments. The Asset Management Agreement has a term of 20 years from its original execution date and contains a liquidated damages provision that, upon a termination by us for any reason, would accelerate and render payable fees representing nearly 20 years of future management fees. We believe these terms are not consistent with market practice for comparable asset management arrangements and are materially adverse to the interests of our stockholders.

Our Board sought to renegotiate the Asset Management Agreement to align its terms with market standards, including by proposing reductions to the management fee rate, a substantially shortened term and a commensurate reduction in liquidated damages. The Asset Manager did not agree to any of these proposed amendments and did not engage constructively or in good faith with our renegotiation efforts. Due to the restrictive terms of the Asset Management Agreement as currently in effect, our Board does not have the ability to unilaterally amend the Asset Management Agreement and cannot terminate the Asset Management Agreement without incurring a substantial break fee.

On May 22, 2026, we commenced litigation against the Asset Manager in the United States District Court for the District of Delaware, seeking a declaratory judgment that the Asset Management Agreement is void from inception as unconscionable and that all fees paid to the Asset Manager since inception be returned to us. Alternatively, we are seeking a declaration that the liquidated damages provision in the Asset Management Agreement constitutes an unenforceable penalty under applicable law. We cannot predict the outcome of this litigation or the timeframe in which it will be resolved. Litigation is inherently uncertain, costly and time-consuming, and an adverse outcome could leave us bound by the Asset Management Agreement’s existing terms for the remainder of its 20-year term, obligate us to continue paying fees that we believe are above market, and expose us to the liquidated damages provision in the event of any future termination. Even if we prevail in whole or in part, the litigation process may divert significant management attention and resources from our business operations.

For so long as the Asset Management Agreement remains in effect on its current terms, we will continue to incur management fees that we believe are excessive relative to market standards, which may adversely affect our financial condition and the value of our digital assets. Our inability to reform or terminate the Asset Management Agreement on acceptable terms could have a material adverse effect on our business, financial condition, results of operations and the market price of our common stock.

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USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things:

●	debt repayment;

●	repurchases of shares of our common stock;

●	pursuit of the DAT Strategy;

●	working capital; and/or

●	capital expenditures.

We may also use such proceeds to fund acquisitions of businesses, assets or technologies that complement our current business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

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DESCRIPTION OF CAPITAL STOCK

The following description is a summary of some of the terms of our capital stock, our articles of incorporation (as amended), our bylaws (as amended) and Nevada law. The descriptions in this prospectus of our capital stock and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Outstanding and Authorized Shares

We are authorized to issue up to a total of 200,000,000 shares of common stock, par value $0.00001 per share, and up to 25,000,000 shares of preferred stock, par value $0.00001 per share. As of June 16, 2026, there were 41,173,850 shares of common stock issued and outstanding. The issued and outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock that CEA Industries may issue in the future will also be fully paid and non-assessable.

Voting

Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of common stock do not have cumulative voting rights. The holders of a majority of the shares of common stock present and entitled to vote in the election of directors can elect all directors standing for election.

Quorum

Under our amended and restated bylaws, a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Dividends

Subject to prior dividend rights of the holders of any shares of issued and outstanding preferred stock of the Company, holders of shares of common stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available for that purpose.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, after the satisfaction in full of the liquidation preferences of holders of any shares of issued and outstanding preferred stock, holders of shares of common stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of common stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of common stock are not currently entitled to pre-emptive rights.

Authorized but Unissued Common Stock

Nevada corporate law does not require stockholder approval for any issuance of authorized shares, except in certain limited circumstances. However, the listing requirements of Nasdaq, which would apply for so long as our common stock is listed on Nasdaq, require stockholder approval of certain issuances (other than a public offering) that equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, as well as for certain issuances of stock in compensatory transactions. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of unissued and unreserved shares of common stock may be to enable our board of directors to sell shares to persons friendly to current management, for such consideration, in form and amount, as is acceptable to the board of directors, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their common stock at prices higher than prevailing market prices.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

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DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of CEA Industries Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and the trustee identified in the applicable prospectus supplement. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of CEA Industries Inc. and:

●	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

●	may be issued in one or more series with the same or various maturities;

●	may be issued at a price of 100% of their principal amount or at a premium or discount;

●	may be issued in registered or bearer form and certificated or uncertificated form; and

●	may be represented by one or more global debt securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

●	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series) and ranking (including the terms of any subordination provisions);

●	the price or prices of the debt securities of the series at which such debt securities will be issued;

●	whether the debt securities are entitled to the benefit of any guarantee by any guarantor;

●	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

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●	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

●	the person to whom any interest on a security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

●	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index), the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

●	the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest, if any, with respect to debt securities of the series will be payable, where notices and demands to or upon us in respect of the debt securities and the indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

●	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

●	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

●	the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

●	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

●	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

●	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

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●	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

●	any changes or additions to the provisions of the indenture dealing with defeasance;

●	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

●	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

●	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

●	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

●	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

●	the applicability of, and any addition to, deletion of or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

●	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

●	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

●	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

●	any provisions granting special rights to holders when a specified event occurs;

●	any co-issuer;

●	the place or places where the principal of and interest, if any, on the debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices and

●	demands to or upon us in respect of the debt securities and the indenture may be served, and the method of such payment, if by wire transfer, mail or other means; and

●	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

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The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

●	securities in bearer form;

●	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

●	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

●	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

●	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

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So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

●	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

●	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

●	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

●	as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

●	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

●	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

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Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the form of indenture with respect to any series of debt securities:

●	default in payment of the principal amount of the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

●	failure to pay interest on the debt securities of that series within 30 days of the due date;

●	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

●	failure to comply for 90 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

●	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee notifies us or the holders of 30% in principal amount of the outstanding debt securities of such series notify us and the trustee of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 30% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

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The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any cost, loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such direction unduly prejudices the rights of such holders) or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

●	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

●	the holder or holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

●	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is actually known to a trust officer of the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it is actually known to a trust officer of the trustee. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is not opposed to the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

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Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

●	reduce the percentage of principal amount of the outstanding debt securities, the consent of whose holders is required for any amendment;

●	reduce the principal amount of, or interest on, or extend the stated maturity or interest payment periods of, any debt securities;

●	change the provisions applicable to the redemption of any debt securities;

●	make any debt securities payable in money or securities other than those stated in the debt securities;

●	impair the contractual right of any holder of the debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

●	except as otherwise provided as described under “—Satisfaction and Discharge” and “—Defeasance” herein, release any security or guarantee that may have been granted with respect to any debt securities;

●	in the case of any subordinated securities, or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities); or

●	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

●	to cure any ambiguity, omission, defect or inconsistency;

●	to surrender any right or power conferred upon the Company by the indenture, to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as the board of directors of the Company will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of the debt securities of any series to waive such default;

●	to provide for the assumption by a successor company of the obligations of the Company under the indenture;

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●	to add guarantees with respect to the debt securities or to secure the debt securities;

●	to make any change that does not adversely affect in any material respect the rights of any holder of the debt securities;

●	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt securities with respect to the benefit of such provision or (b) become effective only when there is no such debt securities outstanding;

●	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee;

●	to add or to change any of the provisions of the indenture to provide that debt securities in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to debt securities in registered form or of principal, premium or interest with respect to debt securities in bearer form, or to permit debt securities in registered form to be exchanged for debt securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

●	in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

●	to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●	to conform any provision in the indenture or the debt securities to the description of any debt securities in an offering document;

●	to approve a particular form of any proposed amendment;

●	to provide for the issuance of additional debt securities of any series;

●	to establish the form or terms of debt securities and coupons of any series pursuant to the indenture;

●	to comply with the rules of any applicable depositary;

●	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders of debt securities to transfer debt securities; or

●	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect, in any material respect, the interests of any holders of debt securities of any series.

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not CEA Industries Inc. is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not CEA Industries Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture.

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Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, CEA Industries Inc. under the indenture.

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have irrevocably deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict, apply to the SEC for permission to continue, or resign.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

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The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefore. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

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Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

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DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

●	the title of such debt warrants;

●	the offering price for such debt warrants, if any;

●	the aggregate number of such debt warrants;

●	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

●	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution or adjustment provisions of such debt warrants, if any;

●	the redemption or call provisions, if any, applicable to such debt warrants; and

●	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

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Stock Warrants

The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:

●	the title of such warrants;

●	the offering price for such warrants, if any;

●	the aggregate number of such warrants;

●	the designation and terms of the offered securities purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

●	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

●	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material United States federal income tax considerations;

●	the antidilution provisions of such warrants, if any;

●	the redemption or call provisions, if any, applicable to such warrants; and

●	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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DESCRIPTION OF THE RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

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DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if appropriate, any special United States federal income tax considerations applicable to the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

●	sell shares of common stock short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

●	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

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●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of common stock offered under this prospectus will be listed on Nasdaq (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

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If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 27, 2025) and our Transition Annual Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (filed with the SEC on July 25, 2025);

●

our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025 (filed with the SEC on September 22, 2025), October 31, 2025 (filed with the SEC on December 15, 2025) and January 31, 2026 (filed with the SEC on March 16, 2026);

●

our Current Reports on Form 8-K filed with the SEC on May 8, 2025, June 9, 2025, June 10, 2025, July 3, 2025, July 28, 2025, August 1, 2025, August 8, 2025, August 19, 2025, August 25, 2025, September 2, 2025, September 9, 2025, September 25, 2025, October 7, 2025/October 7, 2025, October 17, 2025, November 28, 2025, December 29, 2025/December 29, 2025, January 6, 2026, February 9, 2026, February 17, 2026, February 18, 2026, March 12, 2026, March 23, 2026, April 9, 2026, May 6, 2026, May 13, 2026, May 29, 2026, June 16, 2026 and June 17, 2026 (in each case, other than information furnished rather than filed pursuant to Item 2.02 or 7.01 or any such Current Report on Form 8-K); and

●	The description of our common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023, as Exhibit 4.8 (File No. 001-41266), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date we stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (https://www.ceaindustries.com) is not incorporated into this prospectus.

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

CEA Industries Inc.

Attn: Investor Relations

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

Telephone: (303) 993-5271

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LEGAL MATTERS

The validity of the securities were passed upon for us by Winston & Strawn LLP and Fox Rothschild LLP.

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with offerings made pursuant to this prospectus will be passed upon for us by Perkins Coie LLP and, with respect to matters of Nevada law, Ballard Spahr LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers, or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

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EXPERTS

The consolidated financial statements of CEA Industries Inc. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, incorporated by reference into this prospectus supplement from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CEA Industries Inc. appearing in the Annual Report on Form 10-KT of CEA Industries Inc. for the transition period from January 1, 2025 to April 30, 2025 (including any schedule appearing therein) have been audited by Sadler, Gibb & Associates, L.L.C., an independent registered public accounting firm, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities being registered hereby.

Amount to be Paid
SEC Registration Fee		$131,195
Transfer Agent and Trustee Fees and Expenses		*
Printing		*
Legal Fees and Expenses		*
Rating Agency Fees		*
Accounting Fees and Expenses		*
Miscellaneous		*
TOTAL	$	*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation. The Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation’s articles of incorporation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

Under the NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

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Our articles of incorporation provide that we will indemnify to the fullest extent permitted by Nevada law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

Our articles of incorporation also provide that to the fullest extent permitted by NRS 78, a director or officer of the Company will not be personally liable to the company or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that the foregoing will not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of distributions in violation of NRS 78.300.

Item 16. Exhibits.

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement.
1.2	Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co. (incorporated herein by reference to Exbibit 1.1 to the Current Report on Form 8-K filed on August 25, 2025).
3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on January 28, 2010).
3.2	Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1(b) to the Annual Report on Form 10-K filed on April 2, 2018).
3.3	Certificate of Amendment to Articles of Incorporation to increase capitalization and redeem Class A Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 4, 2021).
3.4	Certificate of Amendment to Articles of Incorporation to change corporate name (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 18, 2021).
3.5	Certificate of Amendment to Articles of Incorporation to affect a reverse split and fix the new capitalization of the Company (incorporated herein by reference to Exhibit 3.1 to the Current Report filed on February 1, 2022).
3.6	Certificate of Amendment to Articles of Incorporation to effect a reverse split filed with the State of Nevada on May 23, 2024 (incorporated herein by reference to Exhibit 3.1 to the Current Report filed on June 5, 2024).
3.7	Certificate of Designation of Series C Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed on December 29, 2025).
3.8	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 29, 2025).
4.1	Form of Indenture (incorporated herein by reference to Exhibit 4.1 to the Form S-3ASR filed on August 25, 2025).
4.2*	Form of Certificate of Designations.
4.3*	Form of Deposit Agreement.
4.4*	Form of Depositary Receipt.
4.5*	Form of Warrant Agreement.
4.6*	Form of Warrant.
4.7*	Form of Rights Agent Agreement.
4.8*	Form of Purchase Contract.
4.9*	Form of Unit Agreement.
5.1	Opinion of Fox Rothschild LLP (incorporated herein by reference to Exhibit 5.1 to the Form S-3ASR filed on August 25, 2025).
5.2	Opinion of Winston & Strawn LLP (incorporated herein by reference to Exhibit 5.2 to the Form S-3ASR filed on August 25, 2025).
23.1	Consent of Sadler, Gibb & Associates, LLC.
23.2	Consent of Fox Rothschild LLP (contained in Exhibit 5.1).
23.3	Consent of Winston & Strawn LLP (contained in Exhibit 5.2).
24.1	Powers of Attorney (included on the signature page of Registration Statement).
25.1**	Form T-1 Statement of Eligibility of Trustee to act as trustee under the Indenture.
107	Filing Fee Table.

*	To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and the applicable rules thereunder.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Louisville, Colorado, on June 18, 2026.

CEA INDUSTRIES INC.

By:	/s/ David Namdar
Name:	David Namdar
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David Namdar and William B. Miller, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Namdar	Chief Executive Officer (Principal Executive Officer)	June 18, 2026
David Namdar

/s/ William B. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)	June 18, 2026
William B. Miller

/s/ Carly E. Howard	Chair of the Board of Directors	June 18, 2026
Carly E. Howard

/s/ Annemarie Tierney	Director	June 18, 2026
Annemarie Tierney

/s/ Glenn Tyranski	Director	June 18, 2026
Glenn Tyranski

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